UNITED SATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K





(X)  CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)    May 1, 1997
                                                --------------------


                   AMERICAN TELECASTING, INC.
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       (Exact Name of Registrant as Specified in Charter)


     Delaware                 0-23008                  54-1486988
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(State or Other        (IRS Employer             (Commission File Number)
Jurisdiction of         Identification No.)
Incorporation)


5575 Tech Center Drive, Suite, 300, Colorado Springs CO      80919
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(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code    (719) 260-5533
                                                   ---------------------



 -----------------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events


     By letter dated May 1, 1997, The Nasdaq Stock Market, Inc. informed American Telecasting, Inc. (the "Company") that based upon review of the Company's most recent Form 10-K, for the fiscal year ended December 31, 1996, the Company no longer meets the net tangible asset requirement for continued listing on the Nasdaq National Market. The rules of The Nasdaq Stock Market, Inc. require, among other requirements, that the Company have net tangible assets of at least $4,000,000. The Company's most recent Form 10-K disclosed that at December 31, 1996, its net tangible worth was negative $12,050,000 and that the Company did not satisfy the Nasdaq National Market listing criteria. Pursuant to the letter received by the Company, the Company is required to provide to The Nasdaq Stock Market, Inc. by May 15, 1997, its proposal to achieve compliance with the Nasdaq National Market listing requirements.

     If The Nasdaq Stock Market, Inc. determines that the Company's proposal does not warrant continued listing of the Company on the Nasdaq National Market, then The Nasdaq Stock Market, Inc. may commence a delisting process. This delisting could result in a decline in the trading market for the Company's Class A Common Stock, which could potentially depress the Company's stock and bond prices, among other consequences. The Company expects to submit its proposal to The Nasdaq Stock Market, Inc. by May 15, 1997, requesting continuation of National Market listing status. However, there can be no assurance that the Company will be able to provide either a compliance plan, or justification for a waiver, which is acceptable to The Nasdaq Stock Market, Inc.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              AMERICAN TELECASTING, INC.


                              By:  /s/ DAVID K. SENTMAN
                                  ---------------------------
                                  David K. Sentman
                                  Sr. Vice President and
                                  Chief Financial Officer



Date:  May 5, 1997